[LETTERHEAD OF SINGER LEWAK GREENBAUM & COLDSTEIN LLP]


March 2, 2006
Mr. Ricardo Rosado
Chief Financial Officer
NS8 Corporation
700-1311 Howe Street, Vancouver
British Columbia, Canada V6Z2P3


Dear Mr. Rosado:

We have read the statements of NS8 Corporation pertaining to our firm included under item 4.01 of Form 8-K dated March 2, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the Registrant contained herein.

Sincerely,
SINGER LEWAK GREENBAUM & COLDSTEIN LLP
/s/ Gale B. Moore
Gale B. Moore, CPA
Partner

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